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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Medex Holdings Corporation on Form S-1 of our report dated February 13, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," in 2002) relating to the consolidated financial statements of MedVest Holdings Corporation as of and for the years ended December 31, 2003 and 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

        Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of MedVest Holdings Corporation, listed in Item 16b. This financial statement schedule is the responsibility of MedVest Holdings Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

/s/  DELOITTE & TOUCHE LLP

Columbus, Ohio
August 12, 2004

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  EXHIBIT 23.1